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                                                                     EXHIBIT 5.1

                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP

                                NATIONSBANK PLAZA
                     600 PEACHTREE STREET, N.E. - SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                             TELEPHONE: 404-885-3000
                             FACSIMILE: 404-885-3995
                   INTERNET: thomas.powell@troutmansanders.com

Thomas O. Powell                                                    404-885-3294

                                 April 1, 1998

CNB Holdings, Inc.
1303 Hightower Trail, Suite 130
Atlanta, Georgia 30350

Ladies and Gentlemen:

         We have served as counsel to CNB Holdings, Inc. (the "Company"), a corporation organized and existing under the laws of the State of Georgia, in connection with the filing by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form SB-2 (the "Registration Statement") with respect to the offer and sale of shares of common stock, par value $1.00 per share, of the Company (the "Shares").

         In rendering this opinion, we have examined (i) the corporate books and records of the Company and (ii) the Registration Statement and made such other investigations as we have deemed necessary. In such examinations, we have assumed the genuineness of all signatures on all original documents, the conformity to the original documents of all copies submitted to us and (except where our opinion expressly addresses execution and delivery) the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

         As to questions of fact material to this opinion, we have relied solely upon the representations and warranties as to factual matters contained in certificates and statements of officers of the Company and certain public officials and upon the accuracy and completeness of the representations and warranties of the parties to the Agreement. We have made no independent investigations with regard thereto and, accordingly, we do not express any view or belief as to matters that might have been disclosed by independent verification.

         Based upon and subject to the foregoing, we are of the opinion that, assuming (i) the pertinent provisions of the Securities Act and the Securities Exchange Act of 1934, as amended, shall have been complied with and (ii) the applicable provisions of securities or "blue sky" laws of various states shall have been complied with:

                  When certificates evidencing the Shares have been duly executed, countersigned, registered, issued and delivered by the proper officers of the Company in accordance with the Registration Statement, the Shares will be duly and validly issued and outstanding, fully paid and non-assessable Shares of common stock of the Company.

         We are admitted to practice law in the State of Georgia only and do not hold ourselves out as being experts on the law of any other jurisdiction.

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         This opinion is limited to the matters expressly opined on herein, and no opinion may be implied or inferred beyond those expressly stated. This opinion is rendered as of the date hereof, and we make no undertaking and expressly disclaim any duty to supplement or update such opinion, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinion.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the related prospectus.

                                             Sincerely,

                                             /s/ Thomas O. Powell

                                             TROUTMAN SANDERS LLP

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cc:      H.N. Padget, Jr., President and
            Chief Executive Officer
         Ralph W. Davis, Esquire